| DATE OF ISSUE | CERTIFICATE NUMBER | RUN/TFR. NO. | REGISTER | NUMBER OF SHARE(S) |
|---|---|---|---|---|

新东方
XDF.CN

# NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

*(continued in the Cayman Islands with limited liability)*

## SHARE CERTIFICATE
## HONG KONG SHARE REGISTER

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID COMMON SHARE(S) OF PAR VALUE US$0.001 PER SHARE IN THE SHARE CAPITAL OF NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC. (THE "COMPANY") AS DETAILED BELOW SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

CODE:

NUMBER OF SHARE(S):

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE STATED ABOVE.

DIRECTOR

DIRECTOR

NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.

HONG KONG SHARE REGISTRAR: COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, WANCHAI, HONG KONG.

Incorporated in the Cayman Islands

# New Oriental Education & Technology Group Inc.

This is to certify that

is / are the registered shareholders of:

| No. of Shares | Type of Share | Par Value |
|---|---|---|
| | **Common** | **USD** **0.0010000000** |
| Date of Record | Certificate Number | % Paid |
| | | **100.00** |

The above shares are subject to the Memorandum and Articles of Association of the Company and transferable in accordance therewith.

______________________ Director ______________________ Director / Secretary